TENTH AMENDMENT OF AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

THIS TENTH AMENDMENT OF AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered December 20, 2016, between ALAMO GROUP INC., a Delaware corporation (“Borrower”), each of the banks or other lending institutions that is a signatory to this Amendment (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (in such capacity, together with its successors and permitted assigns, “Administrative Agent”).

R E C I T A L S

A.            Reference is hereby made to that certain Amended and Restated Revolving Credit Agreement dated as of August 25, 2004, by and among Borrower, Lenders, and Administrative Agent (as renewed, extended, modified, and amended from time to time, the “Credit Agreement”), providing for a revolving line of credit and a letter of credit facility.

B.            Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

C.            Borrower has notified Administrative Agent and Lenders that Wausau-Everest L.P., a Delaware limited partnership (“WELP”), Wausau-Everest GP, LLC, a Delaware limited liability company (“WEGP”), and Fond du Lac Investments, LLC, a Wisconsin limited liability company (“FDL”) were each merged with and into Wausau Equipment Company, Inc., a Delaware corporation (“WEC”), with WEC as the surviving entity.

D.            Borrower has notified Administrative Agent and Lenders that Borrower recently formed a new wholly owned Subsidiary, Alamo Group (VA) Inc., a Delaware corporation (“Alamo VA”).

E.            Borrower, Administrative Agent, and Lenders desire to amend the Credit Agreement to (a) extend the current Termination Date, (b) revise the current pricing, (c) modify certain negative covenants, (d) add Alamo VA as a Guarantor, (e) remove references to WELP, WEGP, and FDL from the definition of Obligated Group, and (f) make other changes as set forth in this Amendment, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to the Credit Agreement.

(a)            Section 1 of the Credit Agreement is hereby amended to delete the definitions of “Eurodollar Rate,” “Obligated Group,” “Permitted Acquisition,” and “Termination Date” in their entirety and replace such definitions with the following:

“Eurodollar Rate” means:

(a)            for any Interest Period with respect to a Eurodollar Advance, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time

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to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first (1st) day of such Interest Period) with a term equivalent to such Interest Period; and

(b)            for any interest calculation with respect to a Prime Rate Advance on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)            if the Eurodollar Rate shall be less than zero (0), such rate shall be deemed zero (0) for purposes of this Agreement.

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Obligated Group” means the Company and its Consolidated Subsidiaries, Alamo Group (IA) Inc., a Nevada corporation; Alamo Group (TX), Inc., f/k/a Alamo Industrial, Inc., a Texas corporation, successor in interest by conversion to Alamo Group (TX) L.P.; Alamo Group (USA) Inc., a Delaware corporation; Alamo Sales Corp., a Delaware corporation; Alamo Group (IL) Inc., a Delaware corporation, f/k/a M&W Gear Company; Schulte (USA) Inc., a Florida corporation; Schwarze Industries, Inc., an Alabama corporation; Tiger Corporation, a Nevada corporation; Alamo Group Services Inc., a Delaware corporation; Gradall Industries, Inc., formerly known as Alamo Group (OH) Inc., a Delaware corporation; NP Real Estate Inc., an Ohio corporation; Henke Manufacturing Corporation, a Kansas corporation; Nite-Hawk Sweepers, LLC, a Washington limited liability company; Bush Hog, Inc. a Delaware corporation, Terrain King Corporation, a Nevada corporation, Howard P. Fairfield, LLC, a Delaware limited liability company, Super Products LLC, a Delaware limited liability company, Wausau Equipment Company, Inc., a Delaware corporation, Tenco Industries, Inc., a Delaware corporation, Alamo Group (VA) Inc., a Delaware corporation, and any such other Person that the Company requests be included in the Obligated Group on the prior written approval of the Required Lenders, which approval shall not be unreasonably withheld.

“Permitted Acquisition” means an Acquisition by the Company or any Consolidated Subsidiary of the Company with respect to which either: (i) the Acquisition has been approved by the Administrative Agent and Lenders, in their sole discretion, or (ii) each of the following conditions shall have been satisfied:

(a)            the consideration paid for all Acquisitions (either individually or in the aggregate) in any fiscal year shall be $75,000,000 or less (both before and after giving effect to any proposed Acquisition);

(b)            as of the closing of such Acquisition, after giving effect to such Acquisition, no Event of Default or Potential Default shall exist or occur as a result of, and after giving effect to, such Acquisition; and

(c)            not less than five (5) Business Days prior to the closing of any

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Acquisition, Administrative Agent shall have received a certificate in the form of Exhibit Q dated on or immediately prior to the date of the Acquisition, executed by the President or a Vice President of the Company confirming that all representations and warranties set forth in the Loan Documents continue to be true and correct in all material respects immediately prior to and after giving effect to the Acquisition and the transactions contemplated thereby, and, for any Acquisition in which the total consideration is equal to or greater than $45,000,000, certifying pro forma financial statements of the Company and its Consolidated Subsidiaries demonstrating compliance with the covenant set forth in Section 8.16 including in such calculation the Target Operating Cash Flow (as if the business, assets or Person acquired had been acquired since the first (1st) day of the period for which such pro forma financial statements are delivered and had been managed and conducted in accordance with the Company’s standard business practices) for the prior four (4) fiscal quarters of the Company and its Consolidated Subsidiaries.

“Termination Date” means the earliest date on which any of the following events occurs: (a) December 20, 2021; (b) the date that Required Lenders terminate their commitment to lend hereunder, after the occurrence of an Event of Default; or (c) such earlier date as may be agreed upon in writing by the Company and Required Lenders.

(b)            Section 1 of the Credit Agreement is hereby amended to add the following new definitions in the correct alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

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“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c)            Section 1.02 of the Credit Agreement is hereby amended to add the following new clause (e) at the end thereof:

(e)            Notwithstanding anything to the contrary in this Loan Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Loan Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.

(d)            Article I of the Credit Agreement is hereby amended to add the following new Section 1.05 at the end thereof:

1.05            Changes in GAAP.   If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement (the “Existing Requirement”) to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders) (as amended, the “Revised Requirement”); provided, however, (A) that for purposes of the computation of any financial ratio or requirement set forth in any Loan Document shall continue to be generated pursuant to Existing Requirements although at any time such financial ratios or requirements are prepared, the Company also shall prepare such financial ratios and requirements in accordance with the Revised Requirements, and (B) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

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(e)            Section 2.01(c)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(ii)            Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and Administrative Agent, which may be given by:  (A) telephone or (B) a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company (each a “Swingline Loan Notice”); provided that any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such notice must be received by the Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000 or a greater integral multiple of $50,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.01(c)(i), or (B) that one or more of the applicable conditions specified in Article 7 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

(f)            The first full paragraph of Section 2.03(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)            Request For Advance.  Each request by the Company to Administrative Agent for an Advance under Section 2.01 (a “Request For Advance”) shall specify the aggregate amount of the requested Advance, the requested date of the Advance, and, when the Request For Advance specifies a Eurodollar Advance, the Interest Period applicable thereto.  The Company shall furnish to Administrative Agent the Request For Advance by 10:00 a.m. central time, at least three (3) Business Days before any requested Eurodollar Advance date (which must be a Business Day) and on the same Business Day of any requested borrowing date for a Prime Rate Advance.  Any such Request For Advance may be given by telephone or a written notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a written Request For Advance.  Each such Loan Notice must: (i) in the case of a Prime Rate Advance, be in the form attached hereto as Exhibit D, and (ii) in the case of a Eurodollar Advance, be in the form attached hereto as Exhibit E, or, in each case, such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

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(g)            Section 2.03(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)            Selection of Interest Option.  Subject to Section 2.03(d), on making a proper Request For Advance under Section 2.03(a), the Company shall advise Administrative Agent whether the Advance shall be (i) a Eurodollar Advance, in which case the Company shall specify the applicable Interest Period therefor, or (ii) a Prime Rate Advance.

By 10:00 a.m. (central time) at least three (3) Business Days before the termination of each Interest Period with respect to an outstanding Eurodollar Advance, the Company shall give Administrative Agent notice in the form of a Request for Advance of the interest option that shall be applicable to that Advance on expiration of the Interest Period (such notice of an interest option as a “Rollover Notice”).  The Rollover Notice may be given by:  (A) telephone or (B) a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.  If the Company specifies that the Advance shall be a Eurodollar Advance, then the Rollover Notice shall also specify the length of the succeeding Interest Period selected by the Company for the Advance, and if none is selected, the Interest Period shall be one (1) month.  Each Rollover Notice is irrevocable and effective on notification thereof to Administrative Agent.

If the required Rollover Notice is not timely received by Administrative Agent before the expiration of the then‑relevant Interest Period, then Company shall be deemed to have elected that the Advance be a Prime Rate Advance.  With respect to any Prime Rate Advance, Company has the right, on any Business Day, as the case may be (a “Interest Rate Conversion Date”), to convert a Prime Rate Advance to a Eurodollar Advance, by giving Administrative Agent a Rollover Notice of such selection at least three (3) Business Days before the Interest Rate Conversion Date.  Each conversion from a Prime Rate Advance to a Eurodollar Advance shall be in a minimum amount of $1,000,000, or any higher multiple of $500,000.  Administrative Agent reserves the right to require that the Rollover Notice be given a greater time in advance of expiration of an Interest Period than is stated above, by notifying the Company in writing of the new advanced notice time period.

Notwithstanding anything to the contrary contained herein, the Company may not request a Eurodollar Advance if the interest rate applicable thereto under Section 2.05 would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to the Advance, but may give notice of the rate that it would have selected, which notice shall be controlling for purposes of Section 4.05(c).

Each Request For Advance is irrevocable and binding on the Company and, with respect to any Eurodollar Advance specified in the Request For Advance, the Company shall indemnify Lenders against any Consequential Loss incurred by Lenders as a result of (i) any failure by the Company to fulfill, on or before the date specified for the Advance, the conditions to the Advance set forth herein, or (ii) the Company's requesting that an Advance not be made on the date specified in the Request For Advance.  A certificate of each Lender establishing the amount due from the Company

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according to the preceding sentence, together with a description in reasonable detail of the manner in which the amount has been computed, is conclusive in the absence of manifest error.

(h)            Section 2.03 of the Credit Agreement is hereby amended to add the following new clause (f) at the end thereof:

(f)            Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

(i)            Section 2.05(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d)            Applicable Margin. As used in this Agreement and the other Loan Documents, “Applicable Margin” means, as to the Loans, a rate per annum determined for each fiscal quarter during the Company’s Fiscal Year, beginning with the quarter ending December 31, 2016, by reference to the Leverage Ratio as of the end of the immediately prior fiscal quarter (herein called the “date of determination”), as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 8.01(d) and the type of Advance or Facility Fee, as applicable, as follows:

Applicable Margin
Pricing Level	Leverage Ratio	Eurodollar Advances	Prime Rate Advances	Facility Fee
1	≤ 1.25:1	1.50%	0.00%	0.15%
2	> 1.25:1 but ≤ 2.0:1	1.75%	0.25%	0.20%
3	> 2.0:1 but ≤ 3.0:1	2.00%	0.50%	0.25%
4	> 3.0:1	2.50%	1.00%	0.30%

For Eurodollar Advances, the Applicable Margin for a Loan Year applies both to (i) Advances made during the current Loan Year and (ii) Advances outstanding during the current Loan Year that were made during a prior Loan Year.

If the interest rate changes hereunder because of a change in the Applicable Margin, interest shall accrue at the changed rate beginning the first day of the month after the earlier of the date on which the Company provides, or by which it was required to provide, pursuant to Section 8.01(d) of this Agreement, the financial information necessary to determine the Applicable Margin.

(j)            Section 4.04(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)            Optional Prepayments.  The Company may prepay the principal of any Note then outstanding, in whole or in part, at any time or from time to time, on the same Business Day’s notice for Prime Rate Advances and three (3) Business Days' notice for

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Eurodollar Advances, each such notice to be (x) substantially in the form of Exhibit R or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer and (y) received by Administrative Agent not later than 10:00 a.m. on such Business Day; provided, however, that (i) each prepayment of less than the full outstanding principal balance of any Note shall be in an amount equal to $25,000 or an integral multiple thereof and (ii) if Company prepays the principal of any Eurodollar Advance on any date other than the last day of the Interest Period applicable thereto, Company shall make the payments required by Section 5.01(e).

(k)            Article VI of the Credit Agreement is hereby amended to add the following new Sections 6.23 and 6.24 at the end thereof:

6.23            Anti-Corruption Laws.  The Company and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.24            EEA Financial Institution.  Neither the Company, nor any of its Subsidiaries is an EEA Financial Institution.

(l)            Section 8.16 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.16.            Leverage Ratio.  The Company, as of any date during the term hereof, shall maintain a ratio of Consolidated Funded Debt to Operating Cash Flow (the “Leverage Ratio”) not exceeding 3.25 to 1.00; notwithstanding the foregoing, the Leverage Ratio shall not exceed 3.75 to 1.00 for the period beginning on the date of the consummation of either the Specialized Acquisition or any other Permitted Acquisition (other than the Specialized Acquisition) through and including the date that is eighteen (18) months after such date (each such period an “Increased Leverage Period”), in each case so long as the following conditions precedent are satisfied:

(a)            such Increased Leverage Period is due solely to the effects of the Specialized Acquisition or such other Permitted Acquisition; and

(b)            the Company must demonstrate a Leverage Ratio of not more than 3.25 to 1.00 for two (2) full fiscal quarters immediately following the end of any Increased Leverage Period.

(m)            Article VIII of the Credit Agreement is hereby amended to add the following new Section 8.21 at the end thereof:

8.21            Anti-Corruption Laws.   The Company shall conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

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(n)            Section 9.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

9.01.            Limitation on Indebtedness.  Except as noted in the second paragraph of this Section 9.01, no member of the Obligated Group will incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become liable, directly or indirectly, or both, in respect of, any Indebtedness, except (i) Indebtedness arising out of this Loan Agreement, (including the Guaranties of the Guarantors as listed on Exhibit N) (ii) Indebtedness secured by the Permitted Liens, (iii) current liabilities for taxes and assessments incurred in the ordinary course of business, (iv) current amounts payable or accrued of other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with trade terms, and (v) Indebtedness of the Obligated Group as reflected in the unaudited consolidated financial statement of the Company and its Consolidated Subsidiaries as of September 30, 2016, (vi) Indebtedness of Gradall Industries, Inc. payable to the Director of Development of the State of Ohio, in a maximum amount not to exceed $2,000,000, for the purchase of equipment to be located at 406 Mill Avenue SW, New Philadelphia, Ohio, provided that such Indebtedness is on terms and conditions acceptable to Agent and Lenders (the “Gradall Ohio Debt”), (vii) the guaranty by the Company of the Gradall Ohio Debt, in a maximum amount of $2,000,000, and (viii) Indebtedness in respect of any Financial Hedge.

Notwithstanding the foregoing and, specifically, the parenthetical exclusion contained in subparagraph (iv) above, the Obligated Group, as a whole, or any member or combination of members of the Obligated Group, may incur during the term of this Commitment, new Indebtedness For Borrowed Money (including, without limitation, purchase money Indebtedness) (the “Other Indebtedness”) not exceeding $25,000,000, in the aggregate outstanding at any time.  The foregoing $25,000,000 aggregate limitation on Other Indebtedness during the term of this Loan Agreement shall apply to the entire Obligated Group and shall be calculated based on the aggregate dollar value of Other Indebtedness incurred by all members of the Obligated Group, but shall not be double counted for purposes of calculating the $25,000,000 limitation if two or more members of the Obligated Group are primary obligors on the same Other Indebtedness.  Provided however that, should the Other Indebtedness exceed $20,000,000 in the aggregate outstanding at any time and have a stated maturity of more than five (5) years from the date of the incurrence of such Other Indebtedness, the Company agrees that the Company shall negotiate in good faith with Agent and Lenders to amend this Agreement to add a covenant that the Company and its Consolidated Subsidiaries not have a fixed charge coverage ratio of less than 1.25 to 1.0, calculated in a manner acceptable to Agent and Lenders . The foregoing restrictions on the incurrence of Other Indebtedness shall not prohibit any Subsidiary that is not a member of the Obligated Group from incurring Other Indebtedness, so long as no member of the Obligated Group is a co-maker, surety or guarantor of that Other Indebtedness (except for the $20,000,000 allowance) permitted above.

(o)            Section 9.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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9.04.            Repurchase of Shares.  The Company shall, at all times after December 20, 2016, make no expenditures for repurchases of its capital stock in an amount in excess of $40,000,000, in the aggregate, during the term hereof.  The foregoing $40,000,000 aggregate limitation on repurchases of the Company's capital stock shall be calculated based on the aggregate dollar value of capital stock repurchases made by the Company.

(p)            Section 9.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

9.12.            Limitation on Capital Expenditures.  Except for Capital Expenditures for assets acquired pursuant to a Permitted Acquisition, the Obligated Group will not  incur, make, create, contract,  assume, have outstanding, guarantee or otherwise be or become liable, directly or indirectly, for, in the aggregate, any Capital Expenditure exceeding $30,000,000 in any fiscal year.  By way of clarification, Capital Expenditures for assets acquired pursuant to a Permitted Acquisition shall not be considered in determining aggregate Capital Expenditures for purposes of this Section 9.12.

(q)            Article IX of the Credit Agreement is hereby amended to add the following new Sections 9.14 and 9.15 at the end thereof:

9.14            Sanctions.   The Company shall not directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.

9.15            Anti-Corruption Laws.   The Company shall not directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar legislation in other jurisdictions.

(r)            Section 12.01 of the Credit Agreement is hereby amended to add the following provision at the end thereof:

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(s)            Article 12 of the Credit Agreement is hereby amended to add the following new Sections 12.26, 12.27, 12.28, and 12.29 at the end thereof:

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12.26            Electronic Execution of Assignments and Certain Other Documents.   The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Loan Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Request for Advance, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

12.27            Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

12.28            Keepwell.  The Company, at the time any Guaranty Agreement or the grant of the security interest under the Loan Documents, in each case, by any Specified Obligated Party, becomes effective with respect to any Financial Hedge, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Obligated Party with respect to such Financial Hedge as may be

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needed by such Specified Obligated Party from time to time to honor all of its obligations under its Guaranty Agreement and the other Loan Documents in respect of such Financial Hedge (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Company’s obligations and undertakings hereunder or under any Guaranty Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of the Company under this Section shall remain in full force and effect until the Obligation has been indefeasibly paid and performed in full.  The Company intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Specified Obligated Party for all purposes of the Commodity Exchange Act.

12.29            Electronic Execution of Assignments and Certain Other Documents.  The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(t)            Exhibit R to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit R attached hereto.

(u)            The Credit Agreement is hereby amended to add new Exhibit S in the form of Exhibit S attached hereto.

2.            Amendment of Credit Agreement and Other Loan Documents.

(a)            All references in the Loan Documents to the Credit Agreement shall include references to the Credit Agreement as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, restated, extended, renewed, and/or increased.

(b)            Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

3.            Ratifications. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent for the benefit of Lenders under the Loan

12	Tenth Amendment

Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation (except (i) to the extent specifically limited by the terms of such Guaranties, assurances or Liens, or (ii) as otherwise permitted in this Amendment), and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent and Lenders may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

4.            Representations.  Borrower represents and warrants to Administrative Agent and Lenders that as of the date of this Amendment: (a) each of the items and documents listed on Exhibit A (the “Amendment Documents”) have been duly authorized, executed, and delivered by Borrower and each Guarantor, as applicable; (b) no action of, or filing with (other than filing of financing statements in connection with the Collateral), any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance of the Amendment Documents by Borrower and each Guarantor; (c) the Loan Documents, as amended by the Amendment Documents, are valid and binding upon Borrower and each Guarantor and are enforceable against Borrower and each Guarantor in accordance with their respective terms, except as limited by debtor relief laws and general principles of equity; (d) the execution, delivery, and performance by Borrower and each Guarantor of the Amendment Documents does not require the consent of any other Person and do not and will not constitute a violation of any governmental requirement, order of any Governmental Authority, or material agreements to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor is bound; (e) all representations and warranties in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, and after giving effect to this Amendment and the Specialized Acquisition, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) after giving effect to the Amendment Documents, no Potential Default or Event of Default exists.

5.            Conditions.  This Amendment shall not be effective unless and until:

(a)            the Administrative Agent shall have received fully executed originals of each of the Amendment Documents, each acceptable to Administrative Agent in its sole discretion;

(b)            the representations and warranties in this Amendment are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement;

(c)            Borrower shall have paid to Administrative Agent (i) for the account of each Lender, an amendment fee in an amount equal to (A) on or prior to the date that such Lender executes this Amendment, 0.10% times the amount of such Lender’s Commitments prior to giving effect to this Amendment and (B) on or prior to the date that this Amendment becomes effective, 0.25% times the amount of the increase in any Lender’s Commitment after giving effect to this Amendment (including any new Lender joined in connection with this Amendment) and (ii) all other fees and expenses required to be paid by Borrower under the Loan Documents; and

(d)            after giving effect to this Amendment, no Potential Default or Event of Default exist.

6.            Continued Effect.  Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect

13	Tenth Amendment

and shall remain enforceable and binding in accordance with their respective terms.

7.            Miscellaneous.  Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be construed -- and its performance enforced -- under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

8.            Parties. This Amendment binds and inures to Borrower, Administrative Agent, and each Lender and their respective successors and permitted assigns.

9.            FATCA.  For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Amendment, Borrower and Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

10.            Entireties.  The Credit Agreement and the other Loan Documents, as amended by this Amendment, represent the final agreement between the parties about the subject matter of the Credit Agreement and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten agreements between the parties.

[Remainder of Page Intentionally Left Blank;
Signature Pages to Follow.]

14	Tenth Amendment

EXECUTED as of the day and year first mentioned.

ALAMO GROUP INC., a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

Signature Page to Tenth Amendment

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Erik M. Truette
Name: Erik M. Truette
Title: Vice President

Signature Page to Tenth Amendment

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Susan Jarboe
Susan Jarboe, Senior Vice President

Signature Page to Tenth Amendment

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Alan Kramer
Name: Alan Kramer
Title: Senior Vice President

Signature Page to Tenth Amendment

COMPASS BANK, successor in interest to Guaranty Bank, as a Lender

By:	/s/ Jay S. Tweed
Name: Jay S. Tweed
Title: SVP

Signature Page to Tenth Amendment

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By:	/s/ Pacella Lehane
Name: Pacella Lehane
Title: Vice President

By:	/s/ Peter Glawe
Name: Peter Glawe
Title: Executive Director

Signature Page to Tenth Amendment

ZB, N.A. dba AMEGY BANK, successor-in- interest to Amegy Bank National Association, as a Lender

By:	/s/ Ron Uechi
Name: Ron Uechi
Title: SVP

Signature Page to Tenth Amendment

To induce the Administrative Agent and Lenders to enter into this Amendment, each of the undersigned (a) consent and agree to this Amendment's execution and delivery, (b) ratify and confirm that all guaranties, assurances, and Liens (if any) granted, conveyed, or assigned to Administrative Agent on behalf of Lenders under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligation (except to the extent specifically limited by the terms of such guaranties, assurances, or Liens), (c) agree to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as Administrative Agent may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens (if any), and (d) waive notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and their successors and permitted assigns and inures to Administrative Agent, Lenders, and their respective successors and permitted assigns.

ALAMO GROUP (TX) INC., f/k/a Alamo Industrial, Inc., a Texas corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

ALAMO GROUP (IA) INC., a Nevada corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

BUSH HOG, INC., a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

ALAMO GROUP (USA) INC., a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

ALAMO SALES CORP., a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

ALAMO GROUP (IL) INC., f/k/a M&W Gear Company, a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

SCHWARZE INDUSTRIES, INC., an Alabama corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

ALAMO GROUP SERVICES, INC., a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

Signature Page to Tenth Amendment

NITE-HAWK SWEEPERS, LLC, a Washington limited liability company

By:	/s/ Robert H. George
Robert H. George
Vice President

TERRAIN KING CORPORATION, a Nevada corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

NP REAL ESTATE INC., an Ohio corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

TENCO INDUSTRIES, INC., a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

SCHULTE (USA) INC., a Florida corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

TIGER CORPORATION, a Nevada corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

GRADALL INDUSTRIES, INC., formerly known as Alamo Group (OH) Inc., a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

HENKE MANUFACTURING CORPORATION, a Kansas corporation, successor in interest by merger to Alamo Group (KS), Inc.

By:	/s/ Robert H. George
Robert H. George
Vice President

SUPER PRODUCTS LLC, a Delaware limited liability company

By:	/s/ Robert H. George
Robert H. George
Vice President

HOWARD P. FAIRFIELD, LLC, a Delaware limited liability company

By:	/s/ Robert H. George
Robert H. George
Vice President

ALAMO GROUP (VA) INC., a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

WAUSAU EQUIPMENT COMPANY, INC., a Delaware corporation

By:	/s/ Robert H. George
Robert H. George
Vice President

Signature Page to Tenth Amendment